                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

           QUALMARK CORPORATION REPORTS 24% GROWTH IN REVENUE FOR THE
                  CONSOLIDATED 2005 YEAR END FINANCIAL RESULTS

"...THIS PAST YEAR, 2005, IS THE BEST YEAR QUALMARK HAS EVER HAD AS MEASURED IN
                          BOTH TOP AND BOTTOM LINE..."

(February 28, 2006) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening) and electro-dynamic systems, today announced results for the fourth quarter and year ended December 31, 2005.

FOR THE YEAR (TWELVE MONTHS ENDED DECEMBER 31, 2005):

REVENUE-

The Company reported revenue for the year of $14,845,000 versus revenue of $12,012,000 from 2004. Charles. Johnston, QualMark's President and CEO stated, "Year to date we have grown 24% as compared to the prior year. 2005 is the best year QualMark has ever had as measured in both top and bottom line." According to Johnston, "The primary drivers for our growth are attributed to our ability to penetrate new markets, both vertically and horizontally, our worldwide expansion into 30 total countries, the transition of customers from HALT to HASS, which is an integrated testing approach to quality manufacturing, and the recurring revenue stream achieved through our QualMark ACG subsidiary."

Johnston explained, "During 2005 our geographic sales distribution was approximately equal for Europe, Asia and the United States and we added 25% new customers. The geographic diversification and ability to significantly gain new customers contributes to the overall stability of our business. We expect to see rapid business movement with our recent asset acquisition of Ling Electronics. The acquisition expands QualMark's total available market to over $175 million, should add approximately $3 million in revenue and should assist our core HALT/HASS business to continue to penetrate the defense industry." Johnston concluded, "We have successfully transferred all of the operating assets and relocated Ling to our West Haven, Connecticut manufacturing facility, in which we have commenced operations."

NET INCOME-

The Company reported a net income for the year of $2,088,000 versus a net income of $1,502,000 from 2004, which included a deferred tax benefit of $780,000 and $473,000, respectively. "We are delighted with the continued growth and profitability of our business. Our net income for the year grew 39% as compared to a year ago and our pre-tax income for the year grew 28% as compared to a year ago due to our commitment to business fundamentals," Johnston concluded.

EARNINGS PER SHARE-

The Company reported diluted income per share for the year of $0.25 as compared to diluted income per share of $0.20 from 2004, which included a deferred tax benefit of $780,000 and $473,000, respectively. Without the effect of the deferred tax benefit the Company's diluted income per share would have been $0.16 and $0.14 for 2005 and 2004, respectively. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.

FOR THE QUARTER (THREE MONTHS ENDED DECEMBER 31, 2005):

REVENUE-

The Company reported revenue for the quarter of $3,909,000 versus revenue of $3,235,000 from the fourth quarter of 2004. Johnston stated, "Our total revenue grew 21% and core business revenue grew 12% as compared to the prior year quarter, as investments in marketing programs have begun to materialize. QualMark ACG revenue represented 14% of our total revenue for the fourth quarter and is expected to continue to grow as we integrate our December 2005 asset acquisition, Ling Electronics." Johnston continued, "Ling Electronics completes the vehicle for penetration into the electro-dynamic vibration market, as we now offer a full complement of service and electro-dynamic shaker equipment."

NET INCOME-

The Company reported a net income for the quarter of $1,104,000 versus a net income of $694,000 from the fourth quarter of 2004, which included a deferred tax benefit of $780,000 and $473,000, respectively. "The close of this quarter is significant for QualMark, as it marks the tenth consecutive quarter of profitability," stated Johnston.

EARNINGS PER SHARE-

The Company reported diluted income per share for the quarter of $0.12 as compared to diluted income per share of $0.09 for the fourth quarter of 2004, which included a deferred tax benefit of $780,000 and $473,000, respectively. Without the effect of the deferred tax benefit the Company's diluted income per share would have been $0.04 and $0.03 for the quarter of 2005 and 2004, respectively. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock.

QUALMARK'S CONFERENCE CALL TO DISCUSS 2005 RESULTS WILL BE HELD TODAY, FEBRUARY 28, 2006 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL, DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON FEBRUARY 28TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.

                                   ---more---

                             FOR QUARTER ENDED            FOR YEAR ENDED
                                DECEMBER 31,               DECEMBER 31,
STATEMENT OF OPERATIONS   -----------------------   -------------------------
(CONSOLIDATED)               2005         2004          2005          2004
-----------------------   ----------   ----------   -----------   -----------
Systems revenue           $3,038,000   $2,729,000   $11,467,000   $10,570,000
ARTC service revenue         316,000      263,000     1,146,000     1,199,000
ACG revenue                  555,000      243,000     2,232,000       243,000
                          ----------   ----------   -----------   -----------
Total revenue              3,909,000    3,235,000    14,845,000    12,012,000
                          ----------   ----------   -----------   -----------
Gross profit               1,819,000    1,428,000     6,701,000     5,596,000
Gross profit margin             46.5%        44.1%         45.1%         46.6%
                          ----------   ----------   -----------   -----------
Income from operations       366,000      253,000     1,477,000     1,138,000
Pretax income                327,000      224,000     1,337,000     1,042,000
Net income                *1,104,000    **694,000    *2,088,000   **1,502,000
                          ==========   ==========   ===========   ===========

*    INCLUDES $780,000 FOR A DEFERRED TAX BENEFIT

**   INCLUDES $473,000 FOR A DEFERRED TAX BENEFIT

EARNINGS PER SHARE:

BASIC:
Net income                 1,104,000      694,000     2,088,000     1,502,000
Preferred stock
   dividends                 (59,000)     (54,000)     (230,000)     (212,000)
Accretion of redeemable
   preferred stock           (37,000)     (50,000)     (264,000)     (214,000)
                          ----------   ----------   -----------   -----------
Net income available to
   common shareholders     1,008,000      590,000     1,594,000     1,076,000
                          ==========   ==========   ===========   ===========
Basic earnings per
   share                  $     0.23   $     0.15   $      0.37   $      0.29
                          ==========   ==========   ===========   ===========
Basic weighted average
   shares outstanding      4,417,000    3,872,000     4,266,000     3,675,000
                          ==========   ==========   ===========   ===========

DILUTED:
Net income                 1,104,000      694,000     2,088,000     1,502,000
Interest expense from
   convertible debt           20,000       10,000        80,000        10,000
                          ----------   ----------   -----------   -----------
Net income available to
   common shareholders
   - Diluted               1,124,000      704,000     2,168,000     1,512,000
                          ==========   ==========   ===========   ===========
Diluted earnings per
   share                  $     0.12   $     0.09   $      0.25   $      0.20
                          ==========   ==========   ===========   ===========
Diluted weighted
   average shares
   outstanding             9,178,000    8,084,000     8,851,000     7,367,000
                          ==========   ==========   ===========   ===========

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 700 of its proprietary testing systems in 30 countries. The Company operates and partners with ten testing facilities worldwide.

The Company also offers electro-dynamic vibration solutions through its subsidiaries, QualMark Ling Electronics and QualMark ACG Corporation.

QualMark Ling Electronics and ACG Corporation, headquartered in West Haven, Connecticut is the leader in supplying electro-dynamic systems, components, and service to the worldwide vibration test equipment market.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

Contact:
   QUALMARK CORPORATION
   CHARLES JOHNSTON, President and CEO
   ANTHONY SCALESE, CFO
   303-254-8800
Internet: www.qualmark.com

                                    ---End---